Exhibit  23.1
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                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-2226 and 333-98989 of SafeGuard Health Enterprises, Inc. on Form S-8 of our report dated September 26, 2002, on the financial statements of Paramount Dental Plan, Inc. as of December 31, 2001, and for the year then ended, which appears in this Current Report on Form 8-K/A of SafeGuard Health Enterprises, Inc., dated as of August 30, 2002.

/s/  Perez  &  Company

PEREZ  &  COMPANY
Tampa,  Florida
October  31,  2002


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